Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.2

EXCLUSIVE LICENSE AGREEMENT

TABLE OF CONTENTS

PREAMBLE

ARTICLES:

1	DEFINITIONS
2	GRANT OF LICENSE; COVENANT NOT TO SUE [***]
3	SUBLICENSES
4	DILIGENCE
5	PAYMENTS
6	RECORDS AND REPORTS
7	FILING, PROSECUTION, AND MAINTENANCE OF LICENSED PATENT RIGHTS
8	INFRINGEMENT OF LICENSED PATENT RIGHTS
9	CONFIDENTIALITY
10	REPRESENTATIONS, WARRANTIES, AND COVENANTS
11	INDEMNIFICATIONS; INSURANCE
12	DISCLAIMER OF WARRANTIES; LIMITATION OF DAMAGES
13	COMPLIANCE WITH LAW
14	PUBLICATION; PRESS RELEASES; NON-USE OF NAMES
15	ASSIGNMENT
16	TERMINATION
17	NOTICES AND OTHER COMMUNICATIONS
18	MISCELLANEOUS PROVISIONS
Exhibit A	LICENSED KNOW-HOW
Exhibit B	LICENSED MATERIALS
Exhibit C	LICENSED PATENT RIGHTS
Exhibit D	SUCCESS PAYMENT AMOUNTS; CHANGE OF CONTROL PAYMENT
Exhibit E	LICENSEE PRESS RELEASE
Exhibit F	FORM OF SUBSCRIPTION AGREEMENT

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (the “Agreement”) is effective on the date of the last signature below (“Effective Date”), and is by and between Memorial Sloan Kettering Cancer Center (hereinafter referred to as “MSK”), a New York not-for-profit corporation with principal offices at 1275 York Avenue, New York, NY 10065, and Caribou Biosciences, Inc., a Delaware corporation with offices at 2929 Seventh St., Suite 105, Berkeley, CA 94710 (“LICENSEE”). MSK and LICENSEE are sometimes referred to singly as “Party” and collectively as “Parties.”

WITNESSETH

WHEREAS, MSK owns or Controls (as defined herein) certain Licensed Rights (as defined herein) and desires to have the Licensed Rights utilized in the public interest;

WHEREAS, LICENSEE desires to obtain a license to the Licensed Rights to commercially develop one or more Licensed Products (as defined herein) in the Field (as defined herein); and

WHEREAS, MSK is willing to grant such a license to LICENSEE on the terms and conditions set forth herein for LICENSEE to commercially develop for public availability one or more Licensed Products;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the sufficiency of which is acknowledged, the Parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

For the purpose of this Agreement, the following words and phrases shall have the following meanings:

1.1 “Affiliate” as used herein in either singular or plural means, with respect to either Party, any corporation, company, partnership, joint venture, or other entity that, directly or indirectly, Controls (as defined in Section 1.6), is Controlled by, or is under common Control with the specified entity. With regard to MSK, “Affiliate” shall include, without limitation, Sloan-Kettering Institute for Cancer Research and the Memorial Hospital for Cancer and Allied Diseases.

1.2 “Calendar Quarter” means the three (3) month periods ending on March 31, June 30, September 30, and December 31 of each Calendar Year (wherein a Calendar Year is that period of time from January 1 through December 31).

1.3 “Change of Control” means (a) a transaction or series of related transactions involving a Party, in which the shareholders of such Party immediately prior to such transaction or series of related transactions cease to Control such Party after such transaction; (b) a sale or transfer, in a single transaction or series of related transactions, of all or substantially all of the assets or business of such Party to a Third Party; (c) a sale of a Controlling (as defined in Section 1.6) interest of such Party to a Third Party.

1.4 “Commercially Reasonable Efforts” means [***]

1.5 “Confidential Information” means all confidential information disclosed by one Party to the other Party relating to and in the performance of this Agreement including, but not limited to, information about research, development, preclinical, and clinical studies, regulatory affairs, intellectual property, operations, marketing, business plans, financial statements, biological materials, software, product specifications, data, know-how and the like, whether tangible or intangible, and including all copies, abstracts, summaries, analyses, and other derivatives thereof furnished by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) that (a) is disclosed in writing or other tangible form and marked “Confidential,” “Proprietary” or in some other manner to indicate its confidential nature; (b) is initially disclosed in oral or other intangible form and subsequently confirmed in writing within [***] calendar days after its initial disclosure; or (c) the nature of the information and the manner of disclosure are such that a reasonable person would understand it to be confidential.

1.6 “Control” means, for purposes of the definition of Affiliates in Section 1.1 and the definition of Change of Control in Section 1.3, the direct or indirect ownership or control of at least [***] of the right to direct or cause the direction of the policies and management of such person or entity, whether by the ownership of stock, by contract or otherwise. In any jurisdiction where [***] control is not permitted by applicable laws, the [***] threshold shall be deemed satisfied by the possession of substantially the maximum percentage allowable in such jurisdiction. With respect to intellectual property, “Control” means ownership together with the ability to grant a license without violating the terms of any written agreement with a Third Party, and/or incurring any payment obligation to a Third Party. With respect to Confidential Information, as set forth in Section 9.3, “Control” means that the Disclosing Party is authorized to disclose such information without violating any obligations of confidentiality to a Third Party.

1.7 “Cover” means, with respect to a Valid Claim and a Licensed Product, that the manufacture, use, offer for sale, sale, or import of such Licensed Product would, but for licenses granted under this Agreement or a judicially created or statutory exemption (including, but not limited to, experimental use or those exemptions provided in 35 U.S.C. § 271(e)(1) or in similar provisions of applicable laws in jurisdictions other than the United States), infringe such Valid Claim; provided, however, that in determining whether a pending Valid Claim would be infringed, such Valid Claim shall be treated as if issued in the form then currently being prosecuted. “Covered” and “Covering” shall have the correlative meaning.

1.8 “Field” means the use of T cells, natural killer (NK) cells, and/or induced pluripotent stem cell (iPSC)-derived cells for allogeneic CD371-targeted cell therapy.

1.9 “Knowledge” means the knowledge of the [***] responsible for this Agreement after reasonable inquiry of the named inventors of the Licensed Patent Rights and/or [***], as applicable, and the actual knowledge of the [***].

1.10 “Licensed Know-How” means the non-public information set forth on Exhibit A attached hereto, which exists as of the Effective Date. Within [***] calendar days of the Effective Date of this Agreement, MSK will transfer to LICENSEE the Licensed Know-How. The Parties may, by mutual agreement, amend Exhibit A during the Term of this Agreement to add after-arising know-how; provided, however, that neither Party is under an obligation to so amend Exhibit A.

1.11 “Licensed Materials” means the biological materials set forth on Exhibit B attached hereto. Within [***] calendar days of the Effective Date of this Agreement, MSK will provide LICENSEE the Licensed Materials.

1.12 “Licensed Patent Rights” means the U.S. provisional patent applications listed in Exhibit C attached hereto; as well as any continuations, divisions, continuations-in-part, substitutions, registrations, reissues, reexaminations, confirmations, renewals, and extensions thereof; foreign counterparts of any of the foregoing; and any and all patents issued thereon.

1.13 “Licensed Rights” means, collectively, the Licensed Know-How, Licensed Materials, and Licensed Patent Rights.

1.14 “Licensed Product” means any CD371-targeted cell therapy in the Field (a) Covered by a Valid Claim of the Licensed Patent Rights, and/or (b) made or developed using the Licensed Know-How and/or Licensed Materials. [***].

1.15 “Net Sales” means, with respect to any and all Licensed Products, gross invoiced amounts for Licensed Products sold by LICENSEE, its Affiliates, and Sublicensees to Third Parties, less applicable [***].

[***]

Combination Products. If a Licensed Product is sold as a Combination Product (as defined below), the Net Sales of such Combination Product for the purpose of calculating royalties for sales of such Combination Product shall be determined as follows: [***].

[***]

1.16 “Sublicensee” means any person or business entity to which LICENSEE or its Affiliates has granted (directly or through another sublicensee) a sublicense, covenant not to sue, or other immunity under any of the Licensed Rights. For clarity, a distributor or sales entity of Licensed Products for LICENSEE is not a Sublicensee.

1.17 “Sublicensee Income” means all upfront cash and/or equity consideration received by LICENSEE from a Sublicensee, but excluding [***].

[***]

1.18 “Term” means the period beginning on the Effective Date of this Agreement and ending on the later of (a) the expiration of the last Valid Claim Covering the composition, manufacture, or use of any Licensed Product; or (b) twelve (12) years from the first commercial sale of the first Licensed Product by LICENSEE, its Affiliate, or Sublicensee, unless earlier terminated pursuant to Article 16.

1.19 “Territory” means worldwide.

1.20 “Third Party” means any person or entity other than LICENSEE or its Affiliates, on the one hand, and MSK and its Affiliates, on the other hand.

1.21 “Valid Claim” means (a) an issued and unexpired claim of a patent that has not been held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through abandonment, reissue, disclaimer, or otherwise; or (b) a pending patent application that has not been irretrievably cancelled, withdrawn, or abandoned and that has been pending for less than [***] years from the earliest claimed priority date.

ARTICLE 2 - GRANT OF LICENSE; COVENANT NOT TO SUE;

[***]

2.1 License Grant. In consideration of LICENSEE’s satisfaction of all of its obligations hereunder, MSK hereby grants to LICENSEE an exclusive (even as to MSK except as explicitly reserved in Section 2.2), royalty-bearing license, with the right to sublicense through multiple tiers pursuant to Article 3, to make, have made, use, sell, offer for sale, import, and export Licensed Products in the Territory under the Licensed Rights. LICENSEE (i) shall not, and shall cause its Affiliates to not, use the Licensed Rights outside the Field, and (ii) shall contractually prohibit its Sublicensees from using the Licensed Rights outside the Field.

[***]

2.3 Covenant Not to Sue. Additionally, provided LICENSEE, its Affiliates, and any Sublicensees are in compliance with this Agreement, MSK hereby covenants not to sue LICENSEE, its Affiliates, and Sublicensees during the Term of this Agreement on account of the use, manufacture, sale, offer for sale, import, or export of a Licensed Product for which royalties on Net Sales are due under Section 1.15 (including exemptions set forth therein) for infringement of a patent naming one or more inventors from the [***] that issues from an application having an earliest-claimed priority date less than [***] from the Effective Date that claims expressly the sequence of an scFv within the Licensed Rights.

2.4 No Implied Rights. LICENSEE acknowledges that the licenses granted herein and the covenant not to sue are limited to the Field. Accordingly, except for the licenses expressly granted herein and the covenant not to sue granted herein, LICENSEE agrees that no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel or otherwise. Furthermore, nothing in this Agreement shall prevent or restrict MSK from granting licenses to Third Parties outside of the Field during the Term of this Agreement in the Territory.

[***]

[***]

ARTICLE 3 - SUBLICENSES

3.1 Grant of Sublicenses. Subject to Sections 3.2 and 3.3, LICENSEE may grant sublicenses through multiple tiers at its sole discretion.

3.2 Binding Terms on Sublicensees. Any and all sublicense agreements shall by its terms bind the Sublicensee to the following Articles and Sections of this Agreement: the applicable DEFINITIONS in Article 1; Article 3 (SUBLICENSES); Article 9 (CONFIDENTIALITY); Article 13 (COMPLIANCE WITH LAW); Sections 2.1 (License Grant), 2.2 (Reserved Rights), 2.3 (Covenant Not to Sue), and 2.4 (No Implied Rights); Section 11.1 (Indemnification by LICENSEE); Section 14.3 (Non-Use of Names); and Section 16.7 (Effect on Sublicensees); and shall provide that MSK is a Third-Party beneficiary of such sublicense agreement.

3.3 Sublicense Agreements. LICENSEE shall, within [***] calendar days of execution, provide to MSK a confidential copy of all sublicensing agreements entered into by LICENSEE that include the Licensed Rights. LICENSEE may redact those portions of such sublicensing agreements that do not relate to payments or other obligations due to MSK, provided that outside counsel for MSK has the right to review unredacted copies of such agreements solely to ensure compliance with this Agreement; provided, however, that MSK’s outside counsel may not share the redacted portions of such sublicensing agreements with MSK. Additionally, LICENSEE shall provide MSK with a copy of any notice of breach or termination sent to or received from a Sublicensee within [***] calendar days to the extent such notice of breach relates to the Licensed Rights or payments owed thereon.

ARTICLE 4 - DILIGENCE

During the Term, LICENSEE shall use Commercially Reasonable Efforts to research, develop, and commercialize [***] Licensed Product in the United States and in [***] of the following European countries: [***], and the following development milestones shall be met by LICENSEE, its Affiliates, or its Sublicensees:

[***]

ARTICLE 5 - PAYMENTS

5.1 For the rights, privileges, and licenses granted hereunder, LICENSEE shall pay to MSK, in the manner hereinafter provided, the following:

(a) Initial License Fee of Cash and Equity. LICENSEE shall

(i) pay to MSK a nonrefundable and noncreditable initial license fee of Five Hundred Thousand U.S. Dollars ($500,000) due within [***] business days of the Effective Date of this Agreement; and

(ii) issue to MSK 370,845 shares of LICENSEE’s common stock, pursuant to a separate subscription agreement in the form set forth in Exhibit F attached hereto between LICENSEE and MSK, within [***] calendar days of the Effective Date of this Agreement. [***].

(b) Annual License Fee. Commencing on the first anniversary of the Effective Date of this Agreement and due on or before each subsequent anniversary thereafter until the first commercial sale of the first Licensed Product, LICENSEE shall pay MSK an annual license fee of [***]. The annual license fee shall be noncreditable against any other obligations hereunder.

(c) Royalties. During the Term of this Agreement, LICENSEE shall pay MSK a royalty on Calendar Year annual Net Sales of Licensed Products at the rates set forth below:

[***]

[***]	[***]
[***]	[***]
[***]	[***]

[***]

(d) Clinical and Regulatory Milestones. The following milestone payments shall be due once for each separate Licensed Product. Within [***] calendar days of the achievement of any of the following milestones by LICENSEE, or within [***] calendar days of the occurrence of any of the milestones achieved by LICENSEE’s Affiliate or Sublicensee, LICENSEE shall notify MSK of the achievement of such milestone and pay MSK the applicable milestone payment:

[***]

(e) Commercial Milestones. The following milestone payments shall be due once for each separate Licensed Product. Within [***] calendar days of the achievement of any of the following milestones by LICENSEE, or within [***] calendar days of the occurrence of any of the milestones achieved by LICENSEE’s Affiliate or Sublicensee, LICENSEE shall notify MSK of the achievement of such milestone and pay MSK the applicable milestone payment:

[***]

(f) Sublicensee Income. LICENSEE shall pay to MSK a portion of Sublicensee Income within [***] calendar days after LICENSEE receives such Sublicensee Income as follows:

[***]

(g) Success Payment Amounts; Change of Control Payment. As further set forth on Exhibit D attached hereto, MSK shall be eligible to receive certain Success Payment Amounts (as defined on Exhibit D) and a Change of Control Payment (as defined in Exhibit D) from LICENSEE in an aggregate amount not to exceed Thirty-Five Million U.S. Dollars ($35,000,000) based on the value of LICENSEE’s stock reaching certain multiples, as determined in accordance with Exhibit D, within a time interval commencing upon the date the first patient is dosed in the first Phase 1 clinical trial of the first Licensed Product (“Initial Date”) and ending upon the earlier of (a) the third (3rd) anniversary of receipt of Biologics License Application approval by the FDA for the first Licensed Product, or (b) ten (10) years from the date the first patient is dosed in the first Phase 1 clinical trial of a Licensed Product (“Time Interval”). MSK shall not be eligible to receive Success Payment Amounts or a Change of Control Payment outside of the Time Interval or during an uncured Major Breach pursuant to Section 16.5.

5.2 Method of Payment. Except as permitted by Exhibit D with respect to Success Payment Amounts, all payments due under this Agreement shall be made in the legal currency of the United States and shall be made by bank wire transfer in immediately available funds pursuant to MSK’s wire instructions, which MSK shall provide to LICENSEE within [***] business days of the Effective Date of this Agreement. If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be calculated using the average interbank exchange rate during the applicable Calendar Quarter.

5.3 Interest on Late Payments. Any payments or portions thereof due hereunder which are not paid when due shall bear interest equal to the lesser of the rate equal to prime rate effective for the date that payment was due, as published by The Wall Street Journal, U.S., Internet Edition, on the date such payment was due, plus an additional [***], or the maximum rate permitted by applicable laws, calculated on the number of days such payment is delinquent.

5.4 Tax Withholding. Each Party shall be responsible for its own taxes due under this Agreement. LICENSEE shall make payments due under Article 5 or Section 7.1 in full, without deduction or withholding for wire transfer fees. The Parties will cooperate to prevent or minimize the need for any withholding, and, at the request of LICENSEE, MSK will provide LICENSEE with documents evidencing its tax status in the United States. Any withholding or other tax that is required by law to be withheld with respect to payments owed by LICENSEE shall be deducted by LICENSEE from such payment prior to remittance and paid over to the relevant taxing authorities when due. LICENSEE shall provide MSK with evidence of any such taxes withheld and of payment thereof within [***] calendar days of payment, and MSK shall seek to obtain the release of any such withheld amounts from the taxing authority. At MSK’s request, LICENSEE shall provide MSK with reasonable assistance to release the withheld amount to MSK. If any amount remains withheld and is not released to MSK within [***] months of the payment due date, then LICENSEE shall pay to MSK the amount that is still withheld, and entitlement to receive such withheld amount from the pertinent taxing authority shall be assigned by MSK to LICENSEE (or paid over by MSK to LICENSEE if the taxing authority releases it directly to MSK).

ARTICLE 6 - RECORDS AND REPORTS

6.1 Books and Records. LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, complete and accurate books and records relating to the sale of Licensed Products, as used in the calculation of Calendar Quarter reports under Section 6.2 (including, but not limited to, calculation of Net Sales pursuant to Section 1.15). LICENSEE shall permit an independent qualified public accounting firm engaged by MSK to examine LICENSEE’s books and records (which are Confidential Information of LICENSEE) at any reasonable time during business hours upon [***] calendar days’ prior written notice, but only with respect to books and records pertaining to the [***] years prior to the end of the most recently completed Calendar Quarter. The foregoing right of review may be exercised by MSK only once during each Calendar Year and may be exercised only once with respect to any records provided for a particular Calendar Quarter. LICENSEE may require that the applicable accountants conducting the audit enter into a standard confidentiality agreement with LICENSEE. The results of any such examination and review will be shared with LICENSEE within [***] calendar days after receipt thereof by MSK. MSK shall bear the cost of any such examination and review; provided that if the inspection and audit shows an underpayment of amounts payable hereunder of [***] or more of the amount due for the applicable Calendar Quarter, then LICENSEE shall reimburse MSK within [***] calendar days of receipt of an invoice for all reasonable costs incurred in connection with such examination. LICENSEE shall pay to MSK the amount of any underpayment revealed by such examination, in addition to interest owed from the date(s) such underpayment(s) were due, within [***] calendar days of receipt of an invoice from MSK for such underpayment and interest. If an overpayment is revealed by such examination, LICENSEE may apply the amount of such overpayment to any payments due to MSK under Article 5, but in no event shall MSK be required to make a payment to LICENSEE.

6.2 Calendar Quarter Reports. Within [***] calendar days after the end of the first Calendar Quarter in which LICENSEE, its Affiliates or Sublicensee is selling a Licensed Product and within [***] calendar days after the end of each Calendar Quarter thereafter during the Term of this Agreement, LICENSEE shall deliver to MSK (a) a detailed report specifying in the aggregate (i) total invoiced amounts to Third Parties for Licensed Products sold by LICENSEE, its Affiliates, and Sublicensees; and (ii) amounts deducted by category (as defined in Section 1.15) from gross invoiced amounts to calculate Net Sales of the Licensed Products; and (b) payment of royalties due; provided, however, for the fourth Calendar Quarter of each Calendar Year, LICENSEE will adjust the amount of royalties due in accordance with Section 5.1(c) for that Calendar Year. In the event that LICENSEE, its Affiliates, or Sublicensees reduces the royalty payment to MSK in accordance with Section 5.1(c)(ii) or (iii), LICENSEE shall furnish reasonably detailed documentation in its Calendar Quarter reports of any such Third-Party royalty payments. All such Calendar Quarter reports and the information contained therein shall be deemed to be the Confidential Information of LICENSEE.

ARTICLE 7 - FILING, PROSECUTION, AND MAINTENANCE

OF LICENSED PATENT RIGHTS

7.1 Patent Cost Reimbursement.

(a) Past Costs. LICENSEE shall reimburse MSK for [***] of all past out-of-pocket patent costs for the Licensed Patent Rights within [***] calendar days of receiving itemized past patent costs (including outside counsel invoices), such amount agreed to between the Parties to be [***]. If requested in writing by MSK, LICENSEE shall, for MSK’s convenience, make the payment required by this Section 7.1(a) directly to MSK’s outside counsel, and such payment shall satisfy LICENSEE’s reimbursement obligation under this Section 7.1(a).

(b) Ongoing Cost Allocation. LICENSEE shall, during the Term of this Agreement, pay a proportion, based on the formula below, of the out-of-pocket expenses borne by MSK for filing, prosecuting, and maintaining patents and patent applications within the Licensed Patent Rights throughout the Territory through MSK’s outside patent counsel. LICENSEE’s proportion of the patent costs shall be equal to [***]

7.2 Control; Participation Rights. [***]

7.3 Common Legal Interest. The Parties agree that they share a common legal interest in obtaining valid and enforceable patents.

7.4 Challenge to Licensed Patent Rights. [***]

ARTICLE 8 - INFRINGEMENT OF LICENSED PATENT RIGHTS

8.1 Notice of Third-Party Infringement. Each Party shall notify the other Party if it becomes aware of patent infringement of the Licensed Patent Rights by a Third Party.

8.2 Enforcement and Defense. [***] shall have the first right, but not the obligation, for the initiation, defense, and management of any legal proceeding relating to the Licensed Patent Rights (including without limitation any declaratory judgment action, patent infringement action, opposition, inter partes review or post-grant review, nullity proceeding, and the like) (“Patent Action”) in the Field, and will be responsible for all expenses related thereto. [***] shall join in any such action, at [***]’s request and expense. If [***] does not wish to exercise either of the foregoing rights, it shall provide [***] with written notice within [***] calendar days of becoming aware of Third-Party infringement or commencement of a legal proceeding against the Licensed Patent Rights that [***] declines such right, and [***] shall have the right, but not the obligation, to prosecute or defend the action at its own expense without joinder of [***].

8.3 Cooperation: Settlement. To the extent either Party conducts any Patent Action in the Field, it shall keep the other Party reasonably informed of such proceedings. The other Party shall reasonably cooperate, at the expense of the requesting Party. Notwithstanding anything in this Agreement to the contrary, no settlement, consent judgment, or other voluntary final disposition of any action by [***] that admits or impairs the invalidity, unenforceability, or scope of the Licensed Patent Rights may be entered into without the prior written consent of [***] in its sole and absolute discretion.

In the event that [***] conducts a Patent Action outside the Field, it shall promptly notify [***], and the Parties shall consult from time to time to keep [***] reasonably apprised of such Patent Action. Any information that is provided by [***] to [***] at [***]’s request shall be deemed to be Confidential Information of [***]. [***] shall not in such proceeding cancel or disclaim any issued claim of the Licensed Patent Rights that is directed to the Field without the prior written approval of [***].

[***]

8.4 Costs and Recoveries. All costs of any action by either Party to enforce, or to defend against a challenge to, the Licensed Patent Rights shall be borne by such Party, which shall keep any sums recovered or obtained in connection therewith (whether as damages, reasonable royalties, license fees, or otherwise in judgment or settlement derived therefrom) [***].

ARTICLE 9 - CONFIDENTIALITY

9.1 Use of Confidential Information. Each Party agrees that Confidential Information of the other Party disclosed to it or to its employees under this Agreement shall, for a period of [***] years after expiration or termination of this

Agreement (a) be used only in connection with the legitimate purposes of this Agreement; (b) be disclosed only to those persons set forth in Section 9.3; (c) be safeguarded with the same care normally afforded confidential information in the possession, custody or control of the Party holding the Confidential Information but no less than reasonable; and (d) not be disclosed, divulged, or otherwise communicated except with the express written consent of the Disclosing Party, except as set forth below.

9.2 Exceptions. Confidential Information will not include any information that the Receiving Party can document by competent evidence (a) is or becomes generally known to the public without violation of this Agreement by the Receiving Party or its Representatives; (b) is in the rightful possession of the Receiving Party without breach of any confidentiality obligations at the time of disclosure by the Disclosing Party to the Receiving Party; (c) is obtained by the Receiving Party from a Third Party without an accompanying duty of confidentiality and without a breach of such Third Party’s obligations of confidentiality; and/or (d) is independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information.

9.3 Non-Disclosure and Non-Use Obligations. The Receiving Party will restrict the possession, knowledge, and use of Confidential Information to its directors, officers, employees, advisers and consultants, potential and existing investors in the Receiving Party (including potential purchasers of milestones and royalties due MSK), potential and existing sublicensees and Affiliates of LICENSEE, and entities Controlled by the Receiving Party who (a) have a need to know the Confidential Information for the benefit or potential benefit of the Receiving Party; (b) are informed of the confidential nature of the Confidential Information; and (c) have obligations with respect to the Confidential Information that are consistent with this Agreement (collectively, “Representatives”). The Receiving Party shall be responsible for its Representatives’ compliance with this Agreement. The Receiving Party and its Representatives shall not, except as otherwise agreed herein or as permitted by applicable laws (i) disclose any Confidential Information of the Disclosing Party to Third Parties; (ii) use any Confidential Information of the Disclosing Party except as is necessary to perform the Receiving Party’s obligations under this Agreement; nor (iii) reverse engineer, disassemble, or decompile any prototypes, software, samples, or other tangible objects that embody the Disclosing Party’s Confidential Information and that are provided to the Receiving Party under this Agreement.

9.4 Maintenance of Confidentiality. The Receiving Party and its Representatives shall (a) take reasonable measures to protect the secrecy of, and avoid disclosure and unauthorized use of, the Confidential Information of the Disclosing Party; without limiting the foregoing, the Receiving Party shall take at least those measures that it employs to protect its own confidential information of a similar nature; (b) not make any copies of the Confidential Information of the Disclosing Party except as needed for the performance of the Receiving Party’s obligations or the exercise of the Receiving Party’s rights under this Agreement or as otherwise approved in writing by the Disclosing Party; and (c) reproduce the Disclosing Party’s confidential rights notices on any such authorized copies in the same manner in which such notices were set forth in or on the original. The Receiving Party shall promptly notify the Disclosing Party of any unauthorized use or disclosure, or suspected unauthorized use or disclosure, of the Disclosing Party’s Confidential Information of which the Receiving Party or its Representatives become aware. Each Party will be responsible for any breach of this Agreement by its Representatives.

9.5 Export Restrictions. The Receiving Party agrees not to export or re-export any Confidential Information or product thereof in violation of U.S. or other export control laws or regulations.

9.6 Compelled Disclosure. In the event the Receiving Party is legally required to disclose Confidential Information of the Disclosing Party by judicial or governmental order, or in a judicial or governmental proceeding (“Compelled Disclosure”), the Receiving Party shall (a) give the Disclosing Party prompt notice of such Compelled Disclosure, prior to complying with such Compelled Disclosure to the extent legally permissible; (b) cooperate with the Disclosing Party in the event that it elects to contest such Compelled Disclosure or seek a protective order with respect thereto; and (c) in any event only disclose the exact Confidential Information or portion thereof specifically requested by the Compelled Disclosure.

9.7 Remedies. The Receiving Party agrees that any violation of this Article 9 may cause irreparable injury to the Disclosing Party, entitling the Disclosing Party to seek injunctive relief in addition to all other legal remedies.

9.8 Confidential Terms of this Agreement. Each Party shall treat the terms of this Agreement as the Confidential Information of the other Party. Notwithstanding anything to the contrary, however, each Party may disclose the terms of this Agreement to its Representatives, to actual or potential investors or as part of a Change of Control process, and, in the case of LICENSEE, to its actual or potential Sublicensees; subject to the restrictions set forth in this Article 9.

ARTICLE 10 - REPRESENTATIONS. WARRANTIES, AND COVENANTS

10.1 General Representations and Warranties. Each Party represents and warrants to the other that (a) it is duly organized and validly existing under the applicable laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; (c) this Agreement is legally binding upon it and enforceable in accordance with its terms, and the execution, delivery, and performance of this Agreement by it does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any applicable laws; and (d) it is not aware of any action, suit, or inquiry or investigation instituted by any entity which questions or threatens the validity of this Agreement.

10.2 MSK Representations, Warranties, and Covenants. [***]

ARTICLE 11 - INDEMNIFICATIONS: INSURANCE

11.1 Indemnification by LICENSEE. LICENSEE and its Affiliates shall indemnify, defend and hold harmless MSK, TDI, their respective Affiliates, and their respective trustees, directors, officers, medical and professional staff, employees, and students, and their respective successors, heirs, and assigns (each an “MSK Indemnitee”), against all claims and expenses (including legal expenses and reasonable attorneys’ fees) arising out of [***]; provided, however, that LICENSEE will not be obligated to indemnify, defend, and hold harmless any MSK Indemnitee against any Claim to the extent it arises out of, results from, or is increased by MSK’s willful misconduct or gross negligence. MSK will give notice to LICENSEE of any Claims that might be covered by this Section 11.1 and LICENSEE will have the right to defend the same, including selection of counsel reasonably acceptable to MSK (such approval to not be unreasonably withheld), and control of the proceedings; provided that LICENSEE will not, without the written consent of the MSK Indemnitee, settle or consent to the entry of any judgment with respect to Claims (a) that do not release the MSK Indemnitee from all liability with respect to such Claims, or (b) that may materially adversely affect the MSK Indemnitee or under which the MSK Indemnitee would incur any obligation or liability, other than one as to which LICENSEE has an indemnity obligation hereunder. MSK agrees to cooperate and provide reasonable assistance to such defense at LICENSEE’s expense. MSK at all times reserves the right to select and retain separate counsel at its own expense to further defend MSK’s interests.

11.2 LICENSEE Insurance. During the Term of this Agreement, LICENSEE shall obtain and carry in full force and effect general liability insurance that shall protect LICENSEE and MSK in regard to events covered by Section 11.1. Such insurance shall be written by a reputable insurance company and shall list MSK as an additional insured. Upon written request, LICENSEE will provide MSK with a Certificate of Insurance, and LICENSEE will provide MSK with [***] calendar days’ written notice prior to any cancellation of such insurance. The limits of such insurance shall not be less than [***] per occurrence with an annual aggregate of [***] for personal injury, death, or property damage.

11.3 Indemnification by MSK. MSK shall indemnify, defend and hold harmless (and cause its Affiliates to so indemnify, defend and hold harmless) LICENSEE, its Affiliates, and their respective directors, officers, and employees, and their respective successors, heirs, and assigns (each a “LICENSEE Indemnitee”), against all Claims by a Third Party to the extent arising from [***]; provided, however, that MSK will not be obligated to indemnify, defend, and hold harmless any LICENSEE Indemnitee against any Claim to the extent it arises out of, results from, or is increased by LICENSEE’s willful misconduct or gross negligence. LICENSEE will give notice to MSK of any Claims that might be covered by this Section 11.3 and MSK will have the right to defend the same, including selection of counsel reasonably acceptable to LICENSEE (such approval to not be unreasonably withheld) and control of the proceedings; provided that MSK will not, without the written consent of the LICENSEE Indemnitee, settle or consent to the entry of any judgment with respect to Claims (a) that do not release the LICENSEE Indemnitee from all liability with respect to such Claims, or (b) that may materially adversely affect the LICENSEE Indemnitee or under which the LICENSEE Indemnitee would incur any obligation or liability, other than one as to which MSK has an indemnity obligation hereunder. LICENSEE agrees to cooperate and provide reasonable assistance to such defense at MSK’s expense. LICENSEE at all times reserves the right to select and retain separate counsel at its own expense to further defend LICENSEE’s interests.

ARTICLE 12 - DISCLAIMER OF WARRANTIES: LIMITATION OF DAMAGES

12.1 Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, MSK MAKES NO REPRESENTATIONS, NO WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, VALIDITY OF LICENSED RIGHTS, VALIDITY OF LICENSED PATENT RIGHT CLAIMS ISSUED OR PENDING, OR THAT THE MANUFACTURE, SALE, OR USE OF THE LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS.

12.2 Limitation of Damages. [***]

ARTICLE 13 - COMPLIANCE WITH LAW

13.1 Export of Technical Data. It is understood that each Party may be subject to U.S. laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable U.S. export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the U.S. Government and/or written assurances by the other Party that the other Party shall not export data or commodities to certain foreign countries without prior approval of such agency. Neither Party represents to the other Party that a license shall not be required nor that, if required, it shall be issued.

13.2 Compliance with Applicable Laws. LICENSEE and its Affiliates shall comply, and shall contractually require Sublicensees to comply, with all applicable laws in connection with their respective use of the Licensed Rights and sale of Licensed Products. MSK shall comply, and shall cause its Affiliates to comply, with all applicable laws in connection with their respective exercise of MSK’s reserved rights under Section 2.2 or MSK’s publication rights under Section 14.1.

13.3 Marking of Licensed Products. To the extent required by law, or if the failure to mark would reduce the rights of MSK or LICENSEE to enforce the Licensed Patent Rights against Third-Party infringers, LICENSEE shall mark, and shall contractually require its Affiliates and Sublicensees to mark, any Licensed Products with the appropriate Licensed Patent Rights.

ARTICLE 14 - PUBLICATION: PRESS RELEASES: NON-USE OF NAMES

14.1 Publication. [***]

14.2 Press Releases. On or after the Effective Date of this Agreement, LICENSEE may issue a press release in the form set forth on Exhibit E attached hereto. Any additional information that a Party proposes to present or issue specifically regarding this Agreement shall be provided to the other Party at least [***] business days in advance of the planned disclosure; provided, however, that LICENSEE may issue periodic public updates on its research, development, and commercialization of Licensed Products without review by MSK. Additionally, either Party may disclose the name of the other Party and the existence of this Agreement as required by law or by a governmental agency (including, but not limited to, securities and regulatory filings).

14.3 Non-Use of Names. Except as set forth above, neither Party shall use the name, trademarks, or logos of the other Party nor of any of their employees in any press release, advertising, or promotional or sales literature without prior written consent of the other Party.

ARTICLE 15 - ASSIGNMENT

Neither Party may assign or delegate any or all of its rights or obligations under this Agreement, or transfer this Agreement, without the prior written consent of the other Party, except that (a) MSK shall have the right to assign any of its rights, delegate any of its obligations, or transfer this Agreement without such consent (i) to an Affiliate, or (ii) as part of a Change of Control; (b) LICENSEE shall have the right to assign any of its rights, delegate any of its obligations, or transfer this Agreement without such consent (i) to an Affiliate, or (ii) as part of a Change of Control; and (c) MSK may without consent of LICENSEE freely assign all or any portion of the payments due under this Agreement to a Third Party. Any assignment by a Party shall bind its assignee to all provisions of this Agreement. Furthermore, the covenant not to sue set forth in Section 2.3 shall be transferable to and for the benefit of an assignee of this Agreement by LICENSEE upon assignment of this Agreement as permitted under this Article 15 and shall be binding with respect to any assignee of LICENSEE upon assignment of this Agreement by LICENSEE permitted under this Article 15. Any assignment, delegation, or transfer by any Party in violation of this Article 15 shall be void and of no effect.

ARTICLE 16 - TERMINATION

16.1 Termination by LICENSEE. (a) LICENSEE may terminate this Agreement upon ninety (90) calendar days’ prior notice to MSK. Following termination under this Section 16.1, LICENSEE and its Affiliates shall not (i) exploit the Licensed Rights, or (ii) make, have made, sell, offer to sell, use, export, or import any product that would be a Licensed Product but for LICENSEE’s termination under this Section 16.1. (b) If LICENSEE is in material breach of this Agreement at the time it gives notice of termination under this Section 16.1, or if the dispute resolution process of Section 18.10 has commenced at the time of such notice, a termination by LICENSEE under this Section 16.1 shall not divest MSK of any rights or remedies that it may have against LICENSEE on account of LICENSEE’s breach.

16.2 Bankruptcy or Cessation of Business. MSK may terminate this Agreement upon written notice to LICENSEE if (a) a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for [***]; (b) LICENSEE makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE, and LICENSEE does not return to solvency before the expiration of a [***] period; or (c) LICENSEE makes a filing with a governmental agency that LICENSEE has ceased to do business.

16.3 Nonpayment. If LICENSEE fails to pay MSK any payments under Article 5 or Section 7.1, and such payments remain past due for more than [***] MSK shall have the right to terminate this Agreement after an additional [***] written notice, unless LICENSEE pays to MSK within the [***] notice period, all payments past due together with any interest due. A dispute concerning LICENSEE’s payment obligations shall be subject to the dispute resolution procedure of Section 18.10.

16.4 Criminal Activity. MSK may terminate this Agreement upon immediate written notice to LICENSEE if LICENSEE is convicted in a final judgment that cannot be appealed of a felony relating to the manufacture, use, or sale of Licensed Products in any jurisdiction where LICENSEE manufactures, uses, or sells Licensed Products.

16.5 Breach. (a) In addition to any other termination right specified in this Agreement, either Party may terminate this Agreement upon [***] written notice to the other Party, if the other Party materially breaches a provision of this Agreement, unless the other Party cures any such breach prior to the expiration of the [***] period. (b) In the event MSK materially breaches (i) Section 2.1 by granting a license of the Licensed Rights to a Third Party in the Field, [***], LICENSEE may, as an alternative to terminating this Agreement, maintain this Agreement; provided, however that during the period of an uncured Major Breach by MSK, MSK shall not be eligible for any Success Payment Amounts or Change of Control Payment. If LICENSEE chooses to maintain this Agreement during the period of an uncured Major Breach by MSK, LICENSEE will so notify MSK within [***] [***] after the [***] period set forth in Section 16.5(a). If and when MSK cures the Major Breach, MSK shall be eligible for any future Success Payment Amounts or Change of Control Payment from the date of cure of the Major Breach to the end of the Time Interval (which shall not be extended).

16.6 Success Payment Amounts; Change of Control Payment. (a) LICENSEE’s obligation to pay the Success Payment Amounts and the Change of Control Payment set forth in Section 5.1(g) and Exhibit D shall terminate immediately following the closing of a Change of Control of LICENSEE, with the sole exception of any Success

Payment Amount or a Change of Control Payment that is due and payable to MSK as a result of such Change of Control. (b) The Success Payment Amounts and the Change of Control Payment will not survive in the event that LICENSEE terminates this Agreement pursuant to Section 16.1(a), except under the circumstances set forth in Section 16.1(b) and only if LICENSEE has no Sublicensees at the time of termination.

16.7 Accrued Obligations. Expiration or termination of this Agreement for any reason shall not release LICENSEE from any obligation or liability that, at the time of such expiration or termination, has already accrued to MSK or which is attributable to a period prior to such expiration or termination; specifically any accrued payments due to MSK by LICENSEE under Sections 5.1(b) through 5.1(g) (and Sections 5.3 and 5.4, as applicable); Section 6.2; and Section 7.1(b).

16.8 Effect on Sublicensees. [***]

16.9 Survival. Upon any expiration or termination of this Agreement, the following Articles, Sections and Exhibits of this Agreement shall survive: the applicable DEFINITIONS in Article 1; Articles 9 (CONFIDENTIALITY); 11 (INDEMNIFICATIONS; INSURANCE); 12 (DISCLAIMER OF WARRANTIES; LIMITATION OF DAMAGES); 17 (NOTICES AND OTHER COMMUNICATIONS); and 18 (MISCELLANEOUS PROVISIONS); Sections 6.1 (Books and Records); 16.6 and Exhibit D (Success Payment Amounts; Change of Control Payment), unless expressly terminated by LICENSEE under Section 16.1(a) or under Section 16.5; 16.7 (Accrued Obligations); and 16.9 (Survival).

ARTICLE 17 - NOTICES AND OTHER COMMUNICATIONS

Except for payments, any notice, request, delivery, approval, or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile or electronic mail (receipt verified) or by express courier service (signature required), or five (5) business days after it was sent by registered letter, return receipt requested (or its equivalent), to the Party to which it is directed at its address shown below or such other address as provided in writing by one Party to the other Party.

In the case of MSK:

[***]

In the case of LICENSEE:

[***]

ARTICLE 18 - MISCELLANEOUS PROVISIONS

18.1 Governing Law. This Agreement shall be construed, governed, interpreted, and applied in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was filed or granted.

18.2 Jurisdiction. The state and federal courts located in the State of [***] with jurisdiction in [***] shall have exclusive jurisdiction of any claims or actions between the Parties, their successors and assigns, arising out of or relating to this Agreement, and each Party, their successors and assigns consents to venue and personal jurisdiction of those courts for the purpose of resolving any such disputes.

18.3 Severability. Except to the extent a provision is stated to be essential, or otherwise to the contrary, the provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

18.4 Waiver. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.

18.5 Counterparts. This Agreement may be executed in any number of counterparts, including scanned PDF documents or electronic signatures, and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

18.6 Entire Agreement: Amendments. This Agreement, including Exhibits A, B, C, D, E, and F (which exhibits are incorporated herein by reference), constitutes the entire understanding between the Parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous negotiations, representations, agreements, term sheets, and understandings, written or oral, that the Parties may have reached with respect to the subject matter hereof, including but not limited to [***]. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by authorized representatives of the Parties.

18.7 No Reliance. Each Party hereby acknowledges that in executing this Agreement it is not relying on and has not relied on any representation or statement by the other Party, other than statements contained in this Agreement.

18.8 Relationship between the Parties. The relationship between the Parties under this Agreement is that of independent contractors. Nothing contained in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the Parties. No Party is a legal representative of any other Party, and no Party can assume or create any obligation, liability, representation, warranty, or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

18.9 Force Majeure. With the exception of payment of amounts due under Article 5, in the event either Party hereto is prevented from or delayed in the performance of any of its obligations hereunder, other than the obligation to pay money, by reason of acts of God, wars, strikes, civil unrest and riots, storms and other weather phenomena, fires, earthquakes, epidemics, pandemics, power shortages or failures, failures of transportation or other governmental systems, postal and courier delays, and the like, the Party so prevented or delayed shall be excused from the performance of any such obligation for the period during which its performance is prevented by the force majeure event. The Party affected by such force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and shall use Commercially Reasonable Efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.

18.10 Dispute Resolution. [***]

IN WITNESS WHEREOF, an authorized representative of each Party has signed and dated this Exclusive License Agreement below.

CARIBOU BIOSCIENCES, INC.		MEMORIAL SLOAN KETTERING
CANCER CENTER

By:	/s/ Rachel E. Haurwitz	By:	/s/ Gregory S. Raskin
Rachel E. Haurwitz, Ph.D.		Gregory S. Raskin
President & CEO		Vice President
Technology Development

Date:	November 13, 2020	Date:	November 13, 2020

Exhibit A

Licensed Know-How

[***]

Exhibit B

Licensed Materials

[***]

Exhibit C

Licensed Patent Rights

[***]

Exhibit D

Success Payment Amounts; Change of Control Payment

Success Payment Amounts

1. Initial Share Price Multiples Giving Rise to Success Payment Amounts. The Success Payment Amounts (as defined herein) shall be paid by LICENSEE upon LICENSEE achieving a Subsequent Company Share Value (as defined herein) during the Time Interval (as defined in Section 5.1(g) of this Exclusive License Agreement) greater than or equal to the following multiples of the Initial Share Price (as defined herein) determined as set forth in Section 4 of this Exhibit D. The amount (the “Success Payment Amounts”) LICENSEE shall be obligated to pay to MSK upon achieving a Subsequent Company Share Value equal to each such multiple of the Initial Share Price are set forth in the following table:

Multiple of Initial Share Price that gives rise to a Success Payment Amount:	5X	10X	15X
Success Payment Amounts payable to MSK:	5X multiple Success Payment Amount: $10,000,000	10X multiple Success Payment Amount: $10,000,000	15X multiple Success Payment Amount: $15,000,000

The aggregate Success Payment Amounts and Change of Control Payment paid by LICENSEE to MSK shall in no event exceed Thirty-Five Million U.S. Dollars ($35,000,000).

[***]

2. Definitions.

(a) “Calculation Event” means a Qualified Equity Financing, a Qualified Debt Financing, a Change of Control, or an IPO.

(b) “Change of Control” means, for purposes of this Exhibit D only, a Change of Control of LICENSEE and shall not include any merger or consolidation involving LICENSEE or a subsidiary of LICENSEE in which the shares of capital stock of LICENSEE outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least [***], by voting power, of the capital stock of (1) the surviving or resulting corporation, or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation.

(c) “Qualified Equity Financing” means a Private Financing where LICENSEE sells preferred stock or common stock of LICENSEE.

(d) “Qualified Debt Financing” means a Private Financing where LICENSEE sells debt securities convertible into LICENSEE’s preferred stock or common stock at a fixed price determinable on the date of issuance. For the avoidance of doubt, the issuance of any debt security containing a valuation cap or other similar discount mechanism that is only applicable to a future valuation or price per share after the issuance date of such debt security shall not be considered a Qualified Debt Financing.

(e) “Initial Share Price” is $9.4379 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization).

(f) “IPO” means LICENSEE’s first sale of shares of LICENSEE’s common stock to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

(g) “Private Financing” means a transaction or series of related transactions for capital raising purposes yielding gross proceeds to LICENSEE of at least [***]. For purposes of clarification, a Private Financing shall not include the issuance of any shares (i) to LICENSEE’s service providers, (ii) to banks, equipment lessors, or other financial institutions or to real property lessors, pursuant to a debt financing (other than a Qualified Debt Financing), equipment leasing, or real property transaction, (iii) pursuant to LICENSEE’s acquisition of another entity by merger, purchase of substantially all of the assets of another entity, or other reorganization pursuant to a joint venture agreement, (iv) in connection with sponsored research, collaboration, technology/intellectual property licensing, development, marketing, or other similar arrangements or strategic partnerships, or (v) pursuant to any settlement of any action, suit, proceeding, or litigation.

(h) “Subsequent Company Share Value Certificate” means a certificate in the form set forth on Annex 1 attached hereto, issued by LICENSEE, setting forth and certifying the Subsequent Company Share Value calculated pursuant to Section 3 of this Exhibit D.

(i) “45-Day VWAP” means the volume weighted average trading price of LICENSEE’s common stock over the forty-five (45) trading day period immediately preceding the date of determination.

3. “Subsequent Company Share Value” shall be a per share value determined as follows:

(a) Prior to the IPO. Prior to the IPO, the Subsequent Company Share Value shall be determined at the closing of a Qualified Equity Financing or a Qualified Debt Financing.

(i) Qualified Equity Financing. In the case of a Qualified Equity Financing, the Subsequent Company Share Value shall be equal to the lowest per share cash purchase price of LICENSEE’s preferred stock or common stock, as the case may be, sold in such Qualified Equity Financing.

(ii) Qualified Debt Financing. In the case of a Qualified Debt Financing, the Subsequent Company Share Value shall be equal to the fixed, per share conversion price of the debt securities sold in such Qualified Debt Financing determinable on the closing date of such Qualified Debt Financing.

(b) At the IPO. At the IPO, the Subsequent Company Share Value shall be equal to the initial public offering price.

(c) After the IPO. At all times following the date that is forty-five (45) trading days after the IPO, except at the closing of a Change of Control, the Subsequent Share Value shall be equal to the 45-Day VWAP.

(d) At a Change of Control. In the case of a Change of Control, the Subsequent Company Share Value shall be equal to the lowest amount per share of the proceeds distributed solely at the closing of such Change of Control to the holder of a share of LICENSEE’s Series B Preferred Stock (or, as applicable, a share of LICENSEE’s common stock issued upon conversion of such share of Series B Preferred Stock). The amount deemed paid or distributed to the holders of shares of LICENSEE’s Series B Preferred Stock (or, as applicable, shares of LICENSEE’s common stock issued upon conversion of such shares of Series B Preferred Stock) upon any such Change of Control shall be the cash plus the value of the property, rights, or securities paid or distributed to such holders by LICENSEE or acquiring person, firm, or other entity at the closing of such Change of Control. The value of such property, rights, or securities shall be determined in good faith by the Board of Directors of LICENSEE. For purposes of clarification, the Subsequent Company Share Value calculated pursuant to the preceding sentence shall not include proceeds from potential earn-outs, release of holdbacks/escrow amounts, contingent value rights, or similar contingent distributions.

(e) All per share values referenced in this Exhibit D including but not limited to the Subsequent Company Share Value are subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalizations.

4. Determination of Subsequent Company Share Value; Timing. The Subsequent Company Share Value shall be determined each time a Calculation Event occurs and at all times following the date that is forty-five (45) trading days after the IPO as described in Section 3(c) of this Exhibit D. For clarity, payment to MSK of a previous Success Payment Amount shall not relieve LICENSEE’s obligations to make a Success Payment Amount in connection with any subsequent increases in the Subsequent Company Share Value subject to the aggregate maximum of Thirty-Five Million U.S. Dollars ($35,000,000).

5. Notices and Evidence of Subsequent Company Share Value.

(a) Notice. LICENSEE shall provide MSK with a Subsequent Company Share Value Certificate no later than [***] following the occurrence of a Calculation Event. In the case of the VWAP Notice (as defined herein), MSK shall provide LICENSEE with such VWAP Notice no later than [***] following the forty-fifth (45’) trading day of the forty-five (45) trading day time period that MSK used to determine the 45-Day VWAP Value.

(b) Evidence of Subsequent Company Share Value.

(i) Prior to the IPO. Prior to the IPO and in the case of either a Qualified Equity Financing or a Qualified Debt Financing, in addition to the Subsequent Company Share Value Certificate provided pursuant to Section 5(a) herein, LICENSEE shall provide a redacted copy of the executed stock purchase agreement or convertible promissory note, as the case may be, for such Qualified Equity Financing or Qualified Debt Financing reflecting the per share cash purchase price or prices or conversion price of LICENSEE’s securities sold in such Qualified Equity Financing or Qualified Debt Financing. The redactions of the executed stock purchase agreement or convertible promissory note shall include, without limitation, the names and any other identifying information of the purchasers, the schedule of purchasers, exhibits, signature pages, and any representations and warranties made by LICENSEE. The Subsequent Company Share Value set forth in the applicable Subsequent Company Share Value Certificate shall be the final value used for determining the applicable Success Payment Amount.

(ii) Upon the IPO. For the IPO, the Subsequent Company Share Value set forth in the applicable Subsequent Company Share Value Certificate shall be the final value used for determining the applicable Success Payment Amount.

(iii) Change of Control. In the event of a Change of Control, the Subsequent Company Share Value set forth in the applicable Subsequent Company Share Value Certificate shall be the final value used for determining the applicable Success Payment Amount.

(iv) After the IPO. In the event MSK determines that a Success Payment Amount is due at any time following the date that is forty-five (45) trading days after the IPO, MSK shall provide LICENSEE with written notice in a timely manner as set forth in Section 5(a) of this Exhibit D containing MSK’s calculation of the 45-Day VWAP (such value, the “45-Day VWAP Value”) giving rise to the applicable Success Payment Amount obligation (the “VWAP Notice”), and, unless LICENSEE disputes the calculations contained in the VWAP Notice in writing within [***] following LICENSEE’s receipt of the VWAP Notice (a “Dispute Notice”), the calculation of the 45-Day VWAP Value set forth in the VWAP Notice shall constitute the Subsequent Company Share Value. [***]. For purposes of clarification, LICENSEE shall have no obligation to monitor the 45-Day VWAP or provide MSK any notice in the event that a Success Payment Amount has arisen or may have arisen due to the 45-Day VWAP.

6. Form of Payments; Timing of Payments.

(a) Form of Payment. LICENSEE shall have the option to pay a Success Payment Amount to MSK in cash or, subject to applicable securities laws, in shares of LICENSEE’s common stock having a value equivalent to such Success Payment Amount (as determined below).

(i) Stock Payment. If LICENSEE elects to pay a Success Payment Amount in shares of LICENSEE’s common stock, the number of shares of LICENSEE’s common stock to be issued to MSK shall be calculated using a price per share equal to (i) if the Success Payment Amount is due as a result of a Qualified Equity Financing, a Qualified Debt Financing, or an IPO, the Subsequent Company Share Value in such case giving rise to the obligation to pay such Success Payment Amount, or (ii) if the Success Payment Amount is due following the date that is forty-five (45) trading days after the IPO, the 45-Day VWAP Value set forth in the VWAP Notice. Shares of common stock issued by LICENSEE to MSK pursuant to this Section 6(a)(i) shall be subject to a subscription agreement in substantially the form set forth as Exhibit F to the Exclusive License Agreement. LICENSEE shall have no obligation to register such shares for resale but shall use commercially reasonable efforts to assist with any legend removal as soon as lawful, subject to compliance with applicable securities laws.

(b) Timing of Payments.

(i) Cash Payment Prior to the IPO or at the IPO. Prior to the IPO or at the IPO, if LICENSEE elects to pay a Success Payment Amount in cash, such payment shall occur within [***] after the occurrence of the Calculation Event giving rise to such Success Payment Amount.

(ii) Cash Payment After the IPO. Following the IPO, if LICENSEE elects to pay a Success Payment Amount in cash, such payment shall occur within [***] after receipt of the VWAP Notice [***] or, in the case of a Success Payment Amount that has arisen as a result of a Change of Control, within [***] after the occurrence of such Change of Control.

(iii) Stock Payment. Subject to applicable securities laws, payment of a Success Payment Amount in shares of LICENSEE’s common stock shall occur within [***] after the occurrence of the Calculation Event giving rise to such Success Payment Amount or receipt of a VWAP Notice [***] as the case may be.

Change of Control Payment

1. Change of Control Payment. If, during the Time Interval, there is a Change of Control of LICENSEE, in addition to any Success Payment Amounts that may be due as a result of such Change of Control, LICENSEE may have an obligation to pay to MSK an amount calculated in accordance with the following provisions (the “Change of Control Payment”); provided, however, that the sum of the Change of Control Payments and Success Payment Amounts paid to MSK shall not exceed Thirty-Five Million U.S. Dollars ($35,000,000):

[***]

2. Timing of Payment. The Change of Control Payment shall be due and payable within [***] [***] after the Change of Control occurs.

[***]

Exhibit E

LICENSEE Press Release

Caribou Biosciences Announces Licensing Agreement for scFvs Targeting CD371 to

Enable Development of Allogeneic Cell Therapies

BERKELEY, CA - November [    ], 2020 - Caribou Biosciences, Inc., a leading clinical-stage CRISPR genome editing biotechnology company, announced today the execution of an exclusive license agreement with Memorial Sloan Kettering Cancer Center (MSK) under which Caribou has rights to fully human anti-CD371 scFvs and intellectual property related thereto in the field of allogeneic CD371-targeted cell therapies including CAR-T, CAR-NK, or iPSC-derived cell products. The anti-CD371 scFvs were developed in the laboratory of Renier Brentjens, M.D., Ph.D. at MSK in collaboration with the Tri-Institutional Therapeutic Discovery Institute (Tri-I TDI). Tri-I TDI is a non-profit drug discovery company wholly owned by MSK, Weill Cornell Medicine, and The Rockefeller University (www.tritdi.org). MSK has the sole responsibility for licensing these scFvs and the related intellectual property for commercialization.

“CD371, also known as CLL-1, is an attractive target for both acute myeloid leukemia (AML) and myelodysplastic syndromes (MDS) due to its expression on these myeloid cancer cells, its enrichment in leukemic stem cells, and its absence on hematopoietic stem cells,” said Steven Kanner, Ph.D., Chief Scientific Officer of Caribou. “Preclinical studies at MSK have demonstrated the antitumor efficacy of targeting CD371 in AML using these human scFvs in CAR-Ts.”

In-licensing these anti-CD371 scFvs further expands Caribou’s pipeline of allogeneic cell therapies for hematological malignancies. CB-010, Caribou’s lead allogeneic CAR-T program, targets CD19 and has been cleared by the FDA for clinical evaluation. CB-011, Caribou’s second allogeneic CAR-T therapy, targets BCMA. Caribou’s next-generation genome editing technologies enable high efficiency and specificity multiplex engineering, which is critical for the manufacture of CB-010 and CB-011. Caribou implements multiple strategies to boost CAR-T cell persistence to overcome T cell exhaustion and prevent rapid immune-mediated clearance.

“The opportunity to exclusively access fully human CD371-specific antibody fragments is exciting and we look forward to utilizing them to develop allogeneic cell therapies to treat AML and/or MDS,” said Rachel Haurwitz, Ph.D., President and Chief Executive Officer of Caribou. “The combination of these scFvs and Caribou’s next-generation genome editing platform is a promising approach to addressing these difficult-to-treat myeloid malignancies with significant unmet medical need.”

The financial terms of the deal were not disclosed.

About Caribou Biosciences, Inc.

Caribou is a leading clinical-stage CRISPR genome editing biotechnology company founded by pioneers of CRISPR biology. The company is developing an internal pipeline of off-the-shelf genome-edited CAR-T and natural killer (NK) cell therapies.

For more information about Caribou, visit www.cariboubio.com and follow the Company @CaribouBio.

“Caribou Biosciences” and the Caribou logo are registered trademarks of Caribou Biosciences, Inc.

Required Memorial Sloan Kettering Cancer Center (MSK) Disclosure

As a result of the licensing agreement with Caribou described herein, MSK has institutional financial interests related to the licensed technologies and will be a Caribou stockholder. Researchers at MSK, including Dr. Brentjens, have rights to receive financial remuneration associated with the licensed intellectual property rights.

Caribou Biosciences Media Contact:

[name]

Ogilvy

[email]

[phone]

Exhibit F

Form of Subscription Agreement

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